As filed with the Securities and Exchange Commission on December 8, 2015.
Registration No. 333-161322

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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Essex Rental Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)

20-5415048 (I.R.S. Employer Identification Number)

1110 Lake Cook Road, Suite 220 Buffalo Grove, Illinois 60089 (847) 215-6500

2008 Long-Term Incentive Plan (Full Title of the Plan)

Kory Glen, Chief Financial Officer
Essex Rental Corp.
1110 Lake Cook Road, Suite 220
Buffalo Grove, Illinois 60089
(847) 215-6500

With copies to:

Todd J. Emmerman
Brown Rudnick LLP
7 Times Square
New York, NY 10036
(212) 209-4800 (Telephone)
(212) 209-4801 (Facsimile)

______________________________________

THIS POST-EFFECTIVE AMENDMENT TO FORM S-8 REGISTRATION STATEMENT IS BEING FILED SOLELY TO DEREGISTER ALL SHARES OF COMMON STOCK (AND RELATED PLAN INTERESTS) WHICH WERE REGISTERED UNDER THE REGISTRATION STATEMENT AND WHICH HAVE NOT BEEN ISSUED OR SOLD PRIOR TO THE DATE OF FILING HEREOF.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is being filed by Essex Rental Corp. (“Essex”) in order to deregister all shares of Essex’s common stock, $.0001 par value, that remain unsold under the Registration Statement which was filed with the Securities and Exchange Commission and became effective on August 13, 2009 (the “Registration Statement”). Approximately 1,137,623 shares remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo Grove, State of Illinois, on December 8, 2015.

ESSEX RENTAL CORP.

By:	/s/ Kory M. Glen
Name: Kory M. Glen
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Kory M. Glen	Chief Financial Officer (Principal Financial and Accounting Officer)	December 8, 2015
Kory M. Glen

/s/ Nicholas J. Matthews	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2015
Nicholas J. Matthews

/s/ John M. Climaco	Director	December 8, 2015
John M. Climaco

/s/ William W. Fox	Director	December 8, 2015
William W. Fox

/s/ Lee D. Keddie	Director	December 8, 2015
Lee D. Keddie

/s/ Laurence S. Levy	Director	December 8, 2015
Laurence S. Levy